As filed with the Securities and Exchange Commission on September 12, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

10x Genomics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5614458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)

10x Genomics, Inc. 2019 Omnibus Incentive Plan

10x Genomics, Inc. 2019 Employee Stock Purchase Plan

10x Genomics, Inc. Amended and Restated 2012 Stock Plan

(Full title of the Plans)

Serge Saxonov

Chief Executive Officer

10x Genomics, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

Telephone: (925) 401-7300

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Kevin P. Kennedy

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.00001 per share (1) (4)	11,000,000	$39.00 (5)	$429,000,000 (5)	$51,994.80
Class A common stock, par value $0.00001 per share (2) (4)	2,000,000	$33.15 (6)	$66,300,000 (6)	$8,035.56
Class A common stock, par value $0.00001 per share (3) (4)	15,674,117	$5.01 (7)	$78,527,327 (7)	$9,517.51

(1)

Covers shares of Class A common stock, par value $0.00001 per share (“Class A common stock”), of the registrant approved for issuance under the 10x Genomics, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), including an aggregate of 799,779 shares of Class A common stock previously reserved but unissued under the 2012 Stock Plan (as defined below) that will be made available for issuance under the Omnibus Incentive Plan. To the extent any shares of Class A common stock issuable upon the exercise of stock options outstanding under the 2012 Stock Plan as of the date hereof expire or terminate or would otherwise have been returned to the share reserve under the 2012 Stock Plan, such shares of Class A common stock subject to such stock options instead will be made available for future issuance under the Omnibus Incentive Plan. See footnote 3.

(2)	Covers shares of Class A common stock issuable under the 10x Genomics, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”).
(3)

Covers shares of Class A common stock issuable upon exercise of outstanding stock options previously granted under the 10x Genomics, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”). To the extent any shares of Class A common stock issuable upon the exercise of stock options outstanding under the 2012 Stock Plan as of the date of this registration statement expire or terminate or would otherwise have been returned to the share reserve under the 2012 Stock Plan, such shares of Class A common stock instead will be made available for future issuance under the Omnibus Incentive Plan. See footnote 1.

(4)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Class A common stock which may be offered and issued to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $39.00 per share, which is the initial public offering price per share of Class A common stock set forth on the cover page of the registrant’s prospectus dated September 11, 2019 relating to its initial public offering.

(6)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $39.00 per share, which is the initial public offering price per share of Class A common stock set forth on the cover page of the registrant’s prospectus dated September 11, 2019 relating to its initial public offering. Pursuant to the ESPP, the purchase price of a share of Class A common stock reserved for issuance thereunder will be 85% of the fair market value of a share of Class A common stock on the Enrollment Date or the Exercise Date (as such terms are defined in the ESPP), whichever is lower.

(7)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.01 per share, which is the weighted average per share exercise price (rounded to the nearest cent) of stock options outstanding under the 2012 Stock Plan as of the date of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this registration statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 10x Genomics, Inc. 2019 Omnibus Incentive Plan, the 10x Genomics, Inc. 2019 Employee Stock Purchase Plan and the 10x Genomics, Inc. Amended and Restated 2012 Stock Plan covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)

The registrant’s prospectus dated September  11, 2019 filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-233361), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

The registrant’s registration statement on Form 8-A (File No. 001-39035) filed with the Commission on September 6, 2019 pursuant to Section 12(b) of the Exchange Act, relating to the registrant’s Class A common stock, including all other amendments and reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 7 of the registrant’s amended and restated bylaws provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The registrant has entered into indemnification agreements with each of its current directors, executive officers and certain other officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 filed with the registrant’s registration statement on Form S-1 (File No. 333-233361), filed with the Commission on August 19, 2019).

4.2	Form of Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.4 filed with Amendment No. 1 to the registrant’s registration statement on Form S-1 (File No. 333-233361), filed with the Commission on September 3, 2019).

4.3	Amended and Restated 2012 Stock Plan (incorporated by reference to Exhibit 10.10 filed with Amendment No. 1 to the registrant’s registration statement on Form S-1 (File No. 333-233361), filed with the Commission on September 3, 2019).

4.4	2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.11 filed with Amendment No. 1 to the registrant’s registration statement on Form S-1 (File No. 333-233361), filed with the Commission on September 3, 2019).

4.5	2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 filed with Amendment No. 1 to the registrant’s registration statement on Form S-1 (File No. 333-233361), filed with the Commission on September 3, 2019).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included in the signature pages to this registration statement).

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 12th day of September, 2019.

10x Genomics, Inc.

By:	/s/ Serge Saxonov
Name: Serge Saxonov Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Serge Saxonov, Justin J. McAnear and Eric S. Whitaker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Serge Saxonov Serge Saxonov	Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2019

/s/ Benjamin J. Hindson Benjamin J. Hindson	President and Director	September 12, 2019

/s/ Justin J. McAnear Justin J. McAnear	Chief Financial Officer (Principal Accounting and Financial Officer)	September 12, 2019

/s/ John R. Stuelpnagel John R. Stuelpnagel	Chairman of the board of directors	September 12, 2019

/s/ Paul A. Conley Paul A. Conley	Director	September 12, 2019

/s/ Sridhar Kosaraju Sridhar Kosaraju	Director	September 12, 2019

/s/ Mathai Mamman Mathai Mamman	Director	September 12, 2019

/s/ Bryan E. Roberts Bryan E. Roberts	Director	September 12, 2019

/s/ Shehnaaz Suliman Shehnaaz Suliman	Director	September 12, 2019